UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 15, 2014

Mediacom LLC

Mediacom Capital Corporation

(Exact name of Registrants as specified in its charter)

New York	333-82124-01	06-1433421
New York	333-82124-04	06-1513997
(State of organization)	(Commission File No.)	(I.R.S. Employer Identification No)

1 Mediacom Way

Mediacom Park, NY 10918

(Address of principal executive offices)

Registrant’s telephone number, including area code: (845) 443-2600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

See disclosure contained in Item 2.03 below, which is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The operating subsidiaries of Mediacom LLC (the “operating subsidiaries”) have a senior secured bank credit facility (the “credit facility”) that consists of revolving credit commitments and term loans. On August 15, 2014, the operating subsidiaries entered into an Incremental Facility Term Loan Agreement under the amended and restated credit agreement governing the credit facility (the “credit agreement”) that provides for a new term loan in the principal amount of $350.0 million (“Term Loan G”). On the same date, the full amount of Term Loan G was borrowed by the operating subsidiaries, with the net proceeds used to substantially fund the redemption of the entire $350.0 million principal amount outstanding of Mediacom LLC and Mediacom Capital Corporation’s existing $350.0 million 9 1⁄8% senior notes due 2019. Following the borrowing of Term Loan G, there are four term loans outstanding under the credit facility (Term Loan C, Term Loan E, Term Loan F and Term Loan G).

Borrowings under Term Loan G bear interest at a floating rate or rates equal to, at the discretion of the operating subsidiaries, the London Interbank Offered Rate (“LIBOR”) plus a margin of 3.00%, subject to a minimum LIBOR of 0.75%, or the Prime Rate plus a margin of 2.00%, subject to a minimum Prime Rate of 1.75%. For any quarterly period ending on or after September 30, 2014 in which the operating subsidiaries’ total leverage ratio (as defined and calculated as provided in the credit agreement, giving pro forma effect to the borrowing of Term Loan G as if it occurred on July 1, 2014) is 3.5 to 1.0 or below, the margin on LIBOR and Prime Rate borrowings will be reduced to 2.75% and 1.75%, respectively. Term Loan G matures on June 30, 2021, and is subject to quarterly reductions of $875,000 beginning on December 31, 2014. If on or before August 15, 2015, the borrowers prepay Term Loan G from the proceeds of a substantially concurrent borrowing of term loans with an interest rate less than the interest rate applicable to Term Loan G (calculated as provided in the credit agreement), then the prepayment shall be accompanied by a fee equal to 1.00% of the aggregate principal amount of Term Loan G so prepaid. The obligations of the operating subsidiaries under Term Loan G are governed by the terms of the credit agreement.

A copy of the credit agreement is filed as Exhibit 10.2 to Mediacom LLC’s 2013 Annual Report on Form 10-K dated March 7, 2014 and is incorporated by reference herein. The foregoing description of the credit agreement is qualified in its entirety by reference to such exhibit.

Item 8.01.	Other Events

On July 16, 2014, Mediacom LLC and Mediacom Capital Corporation (the “issuers”) announced the call for redemption of the entire $350.0 million principal amount outstanding of the issuers’ 9 1⁄8% Notes. In accordance with the redemption provisions of the 9 1⁄8% Notes and related indenture, the 9 1⁄8% Notes were redeemed on August 15, 2014 (the “redemption date”) at a price equal to $1,045.63 for each $1,000 principal amount outstanding, or an aggregate redemption price of $366.0 million. The August 15, 2014 interest payment was made as required under the indentures governing the 9 1⁄8% Notes, and such interest will cease to accrue on and after the redemption date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 18, 2014

Mediacom LLC

By:	/s/ Mark E. Stephan
Mark E. Stephan
Executive Vice President and
Chief Financial Officer

Date: August 18, 2014

Mediacom Capital Corporation

By:	/s/ Mark E. Stephan
Mark E. Stephan
Executive Vice President and
Chief Financial Officer

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